Exhibit 21.1

LISTING OF SUBSIDIARIES OF GENERAC HOLDINGS INC.

Subsidiaries of the Registrant	State or Other Jurisdiction of Incorporation
Generac Power Systems, Inc.	Wisconsin, U.S.
Generac Mobile Products, LLC	Wisconsin, U.S.
Warehouse Development Group LLC	Wisconsin, U.S.
Generac Ventures LLC	Wisconsin, U.S.
Generac Acquisition Corp.	Delaware, U.S.
MAC, Inc.	Delaware, U.S.
Powermate, LLC	Delaware, U.S.
Generac Grid Services LLC	Delaware, U.S.
Pika Energy, Inc.	Delaware, U.S.
Power Management Holdings (U.S.), Inc.	Delaware, U.S.
Enbala U.S. Power Inc.	Delaware, U.S.
Generac TEP I, LLC	Delaware, U.S.
Sunnova TEP V-A, LLC	Delaware, U.S.
Energy Systems Holdings Inc.	Delaware, U.S.
Generac Power Plan, Inc.	Vermont, U.S.
Generac Services, Inc.	Vermont, U.S.
PR-NA Industries Inc.	Florida, U.S.
Motortech Americas, L.L.C	Louisiana, U.S.
East Coast Energy Systems LLC	Massachusetts, U.S.
Electronic Environments Co. LLC	Massachusetts, U.S.
Wolverine Power Systems, LLC	Michigan, U.S.
Energy Systems New York, LLC	New York, U.S.
West Coast Energy Systems LLC	California, U.S.
Energy Systems Texas, LLC	Texas, U.S.
ecobee Ltd.	Nevada, U.S.
Deep Sea Electronics, Inc.	Illinois, U.S.
Pramac Generac Australia PTY Ltd.	Australia
Generac Juffali Generators WLL	Bahrain
PR Middle East WLL	Bahrain
Generac do Brasil Ltda	Brazil
GPR Brazil Equipamentos Ltda	Brazil
Neurio Technology ULC	Canada
ecobee Technologies ULC	Canada
Generac Industrial ULC	Canada
Pramac Fu Lee Foshan Power Equipment Ltd	China
Suzhou Generac Power Systems Co., Ltd	China
Powerator (Foshan) Import & Export Trade Co. Ltd.	China
Generac Colombia S.A.S.	Colombia
PR Europe SAS	France
Services & Gestion France Sarl	France
Pramac GmbH	Germany
Motortech GmbH	Germany
Pramac Storage Systems GmbH	Germany
Generac Captiva Private Ltd.	India
Deep Sea Electronics India Private Limited	India
PR Industrial S.r.l.	Italy
PRO S.r.l	Italy
IFC, S.r.l	Italy
La Serena Sculture S.r.l	Italy
Generac Mexico Administracion, S.A. de C.V.	Mexico
Generac Mexico, S.A. de C.V.	Mexico
Selmec Equipos Industriales, S.A. de C.V.	Mexico
Generac Servicios Mantenimiento, S.A. de C.V.	Mexico
Servicios Administrativos Selmec, S.A. de C.V.	Mexico
Generac Hidalgo, S.A. de C.V.	Mexico
GMH 2020, S. de R.L. de C.V.	Mexico
Pramac Sp. Z.o.o.	Poland
Motortech Polska Sp. Z.o.o.	Poland
Pramac Generators S.r.l.	Romania
Pramac RUS Ltd	Russia
GPR Iberica SAU	Spain
Pramac Generac South Africa (Pty) Ltd	South Africa
PR Middle East Fze	United Arab Emirates
Generac UK Acquisition Limited	United Kingdom
Generac UK DSE Topco Limited	United Kingdom
Generac UK DSE Midco Limited	United Kingdom
Generac UK DSE Bidco Limited	United Kingdom
Deep Sea Electronics Limited	United Kingdom
Generac Holdings UK Limited	United Kingdom
Generac Global UK Limited	United Kingdom
Ottomotores Nominees Limited	United Kingdom
Pramac - Generac UK Ltd.	United Kingdom
Pramac Racing Limited	United Kingdom
DSE Development Limited	United Kingdom
Off Grid Energy Limited	United Kingdom
Cocoon Labs Ltd.	United Kingdom